Exhibit 10.9

EXECUTION COPY

PACKAGING AND SUPPLY AGREEMENT

This Agreement (this “Agreement”) dated this 14th day of September 2006 (the “Effective Date”) by and between Anderson Packaging, Inc., an Illinois corporation (“API”), having its principal offices at 4545 Assembly Drive, Rockford, IL 61109 and TransOral Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”), having its principal offices at 1003 W. Cutting Blvd., Suite 110, Pt. Richmond, California 94804.

BACKGROUND

A. API specializes in packaging for the pharmaceutical industry and has certain technical and commercial information and know-how relating to, among other things, performing packaging and labeling of solid dose pharmaceutical products, into various size bottles and blister packaging.

B. Purchaser is a corporation that develops pharmaceutical products for commercialization.

C. Purchaser desires to engage API to provide certain services to Purchaser in connection with the packaging of certain of Purchaser’s pharmaceutical products, namely, Product (as defined below), and to supply Packaged Product (as defined below) to Purchaser or its designee pursuant to orders from Purchaser or its designee from time to time, all in accordance with the terms and conditions hereof.

TERMS

In consideration of the mutual promises made by the parties hereto and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings set forth in this Section:

(a) “Affiliate(s)” shall mean, with respect to a party hereto, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with a party hereto. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

(b) “Agency” shall mean any governmental regulatory authority (domestic or foreign) involved in regulating any aspect of the development, market approval, packaging, sale, distribution or use of the Product, Packaging, Packaged Product or the sale of any of the foregoing, including the FDA (as defined below) and the United States Department of Justice Drug Enforcement Administration.

(c) “Applicable Laws” shall mean all laws, ordinances, rules and regulations of any governmental or regulatory authority that apply to the sale, manufacture, distribution, labeling and development of the Product, the Packaged Product, API’s Packaging of Product and supply of Packaged Product or this Agreement, including without limitation: (a) all applicable federal, state and local laws and regulations; (b) the U.S. Federal Food, Drug and Cosmetic Act, (c) regulations and guidelines of the FDA and other Agencies; and (d) cGMP, and if applicable, current Good Laboratory Practices and current Good Clinical Practices promulgated by the FDA and other Agencies.

Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(d) “Calendar Quarter” shall mean a three-month period commencing on January 1, April 1, July 1 or October 1, as applicable.

(e) “cGMP” shall mean all the laws, regulations and standards relating to the manufacture of the Product, Packaged Product and the Packaging (domestic or foreign), including but not limited to, the FDA current Good Manufacturing Practices, as set forth in the Title 21 of the United States Code of Federal Regulations as such Regulations and Guidelines may be revised from time to time, and any other applicable laws, guidelines and regulations. API agrees to consider adhering to more stringent EEC standards specifically identified to API by Purchaser so the Packaged Product may be distributed outside of the United States.

(f) “Delivery Date” shall mean the date set forth in the relevant Purchase Order (as defined in Section 6(d)(i)) on which API must supply Purchaser or authorized agent of Purchaser with Packaged Products ordered under such Purchase Order.

(g) “Facility” shall mean API’s cGMP facility located at 4545 Assembly Drive, Rockford, IL 61109 or any other facility approved in writing by Purchaser in advance.

(h) “FDA” shall mean the United States Food and Drug Administration or any successor agency having substantially the same function.

(i) “Force Majeure” shall mean any of the following events or conditions, provided that such event or condition did not exist as of the date of execution of this Agreement, was not reasonably foreseeable as of such date and is not reasonably within the control of either party and prevents, in whole or in material part, the performance by a party of its obligations hereunder: acts of state or governmental action, orders, legislation, regulations, restrictions, priorities or rationing, riots, disturbance, war (declared or undeclared), strikes, lockouts, slowdowns, prolonged shortage of energy supplies, interruption of transportation, embargo (inability to procure or shortage of supply materials, equipment or production facilities), delay of subcontractors or vendors, fire, earthquake, flood, hurricane, typhoon, explosion and accident.

(j) “Labeling” shall mean the design and specifications for the artwork and text required for the labels and packaging inserts for Packaged Product, in each case in the form provided by Purchaser to API.

(k) “Long Lead Time Components” shall have the meaning set forth in Section 6(c)(i).

(l) “Package/Packaging” shall mean all of the physical and operation services and materials necessary for the packaging and labeling of the Product as set forth in and in accordance with the Specifications, which contain the Product in the form required by the Specifications.

(m) “Packaged Product” shall mean the Product as contained in the Packaging produced by API under this Agreement and in accordance with the Specifications and Purchaser’s written instructions.

(n) “Packaging Materials” shall mean all of the raw materials, supplies, components and packaging necessary to package the Product in accordance with the Specifications, including the Long Lead Time Components.

(o) “Product” shall mean the product or products of Purchaser to be packaged that are described in Appendix 1 and provided to API by Purchaser or Purchaser’s designee.

(p) “Specifications” shall mean the specifications for the Packaging of Product set forth in Appendix 2. The parties acknowledge that the Specifications may be revised and refined during the Term of this Agreement by the prior mutual written agreement of API and Purchaser in accordance with this Agreement.

(q) “Unit Price” shall have the meaning set forth in Section 5(a).

2. ENGAGEMENT OF API. API agrees to Package the Product (including affixing any labels and packaging inserts in accordance with the Labeling approved by Purchaser) in accordance with: (i) the Specifications; (ii) Applicable Laws and (iii) the terms and conditions of this Agreement. In addition, API will be responsible for procuring, inspecting and purchasing adequate Packaging Materials, as necessary to fill the Purchase Orders, unless otherwise agreed to by the parties in writing. Purchaser agrees to purchase and pay for, and API agrees to supply, Packaged Product pursuant to Purchase Orders (as defined in Section 6(d)(i)) submitted to API under Firm Orders in accordance with the terms and conditions set forth in this Agreement, and subject to Section 6 below. For purposes of clarity, Purchaser may order Packaged Product hereunder through its designee, and API agrees to supply such Packaged Product to such designee pursuant to the terms of this Agreement and Purchaser agrees to fulfill all obligations hereunder with respect to such order by its designee. In addition, Purchaser shall be responsible for the manufacturing and testing of bulk tablets, testing of packaged tablets and the sale and distribution of the Product and the Packaged Product.

3. LABELING AND MATERIALS. Purchaser will approve and specify all Labeling to be used on each Packaged Product, including from time to time any changes or modifications to such Labeling. API will only use Purchaser-approved Labeling (and only such Labeling) on the Packaged Products, and will not use such Labeling on any other product or for purposes other than the performance of the Packaging services in accordance with this Agreement. In the event that Purchaser changes or modifies the Labeling for Packaged Product, API will: (A) with respect to Product not then Packaged at the time of such Labeling change or modification, Package such Product on a going-forward basis; and (B) with respect to Packaged Product in API’s control or possession that has already been Packaged in accordance with the prior Labeling specifications, either (i) re-sticker such Packaged Product to comply with the modified Labeling specifications or, if in API’s commercially reasonable discretion such re-stickering is not practicable, (ii) re-work and re-Package such Product to comply with the modified Labeling specifications. Purchaser will reimburse API for any reasonable and documented out-of-pocket expenses and production costs to the extent incurred by API in connection with any change of Labeling of Packaged Product described in the foregoing sentence.

4. PAYMENT AND SHIPPING.

(a) Shipping. API shall deliver the quantities of Packaged Product ordered by Purchaser on the dates specified in Purchaser’s Purchase Orders submitted in accordance with Section 6(d). All Packaged Products will be shipped F.O.B. the Facility and risk of loss of the Packaged Products shall be borne by Purchaser upon delivery by API to a common carrier. The carrier shall be selected by agreement between Purchaser and API, except that if no such agreement is reached, Purchaser shall select the carrier and API will arrange shipments as directed by Purchaser. Each shipment shall be insured by Purchaser for the benefit of Purchaser. All Packaged Products delivered hereunder shall be suitably packed for shipment by API in accordance with good commercial practices with respect to protection of such Packaged Product during transportation and marked for shipment to Purchaser’s specified receiving point.

(b) Payment. API shall invoice Purchaser concurrently with any shipment of the Packaged Products ordered by Purchaser. All invoices will be sent to the address specified in the applicable Purchase Order, and each invoice will state the aggregate, type and Unit Price for Packaged Product in a given shipment, plus any insurance, taxes, or other costs incident to the purchase or shipment initially paid by API but to be borne by Purchaser under this Agreement pursuant to Section 5 below. Purchaser shall make full payment to API at the address specified on the invoice, no later than thirty (30) days from the date of receipt of the invoice by Purchaser. If Purchaser has not made payment in full of an undisputed invoice by the expiration of such thirty (30) day period, API shall be entitled to interest on such unpaid amount equal to one and one half percent (1.5%) per month, calculated on the number of days such amount is overdue.

(c) Failure to Take Delivery. If Purchaser or its authorized agent fails to take delivery on any scheduled Delivery Date where delivery is being made in accordance with the terms of this Agreement and the applicable Purchase Order, then Purchaser shall be invoiced at that time for the undelivered Packaged Product that is the subject of such Purchase Order, and on the first of each month thereafter for reasonable administration and storage costs for all such Packaged Product. For clarity, Purchaser shall not be responsible under this section for quantities of Packaged Product delivered by API over the quantities of Packaged Product ordered in the applicable Purchase Order (but shall be responsible for such quantities when delivered by API at the appropriate later date specified in the applicable Purchase Order).

(d) Proprietary Information. Subject to the non-exclusive license granted to Purchaser in Section 1l(d) below, in no event shall any of API’s proprietary information, technology, know-how, intellectual property (or rights thereto) become the property of Purchaser. In no event shall any of Purchaser’s proprietary information, technology, know-how, intellectual property (or rights thereto) become the property of API.

(e) Title and Risk of Loss. Title to the Products, the Packaged Products and any material supplied by Purchaser to API in connection with the Packaging services shall remain with Purchaser while such items are in the possession of API and for the duration of the services for each relevant Product. Risk of loss for Products, the Packaged Products and any material supplied by Purchaser to API in connection with the Packaging services shall remain with API while such items are in the possession of API, until risk of loss to such items is transferred to Purchaser pursuant to Section 4(a) above, and API agrees to carry the insurance described in Section 15(c) below to cover such risk of loss.

5. PRICE.

(a) Price. The price for the Packaging of the Products and supply of Packaged Products (the “Unit Price”) shall be as set forth Appendix 3, subject to any adjustments as set forth in Section 5(b) below as mutually agreed upon in advance by the parties in writing.

(b) Price Adjustment. The Unit Price for the Packaged Product and the Packaging of the Products will be adjusted as follows on an annual basis. Such adjustments will be effective on each anniversary date of the first Delivery Date of Packaged Product hereunder.

(i) Adjustments to the Unit Price for actual increases or decreases in relevant labor costs, provided that the percentage increase in the Unit Price for Packaged Product hereunder will not exceed the percentage increase in the [***].

(ii) Adjustments to the Unit Price for actual increases or decreases in the direct and indirect costs of the Packaging Materials and other cost items used in Packaging the Product. Such adjustments will be equal to the increase or decrease in the direct and indirect costs paid by API for such Packaging Materials or other items.

(iii) API will use its reasonable commercial efforts to limit any Unit Price increases pursuant to this Agreement. API agrees to provide to Purchaser back-up documentation of all Packaging Materials costs for all annual increases or decreases of Unit Price in detail reasonably sufficient to justify such changes in Unit Price. Purchaser may, through its employees or an independent certified third party accountant reasonably acceptable to Purchaser and API, audit such adjustments (including the back-up documentation provided by API to justify such adjustments), upon reasonable notice once each year of the Term (and any extension of the Term) of this Agreement.

(c) API shall bear and pay all federal, state and local taxes based upon or measured by its net income, and all franchise taxes based upon its corporation existence, or its general corporate right to transact business. Any other tax, however denominated and measured, imposed upon the Products or the Packaged Products or upon their installation, or upon the storage, inventory, sales, transportation, delivery, use or consumption of the Products shall be paid directly by Purchaser, or if prepaid by API, shall be invoiced to Purchaser, at cost, as a separate item and paid by Purchaser to API. API shall provide Purchaser prompt notice of any such taxes that are initially assessed against API or that API receives notice of from a tax or other government authority.

(d) The Unit Price for the [***] of this Agreement shall also include a pro rata portion of the tooling charges set forth in Appendix 3 [***] based on the quantity set forth in the Yearly Forecast. At the end of such [***] period, if the full amount of such tooling charges has not be recovered by API hereunder, API shall invoice Purchaser for the unpaid balance of the tooling charges.

6. FORECAST, PURCHASE AND SUPPLY.

(a) Purchase and Supply. During the Term of this Agreement and subject to paragraph (d) of this Section 6, Purchaser shall purchase and API shall supply such quantities of Packaged Product as may be set forth on Purchase Orders submitted by Purchaser under this Agreement. Purchaser shall, at its expense, provide API with sufficient bulk quantities of Product, and any other packaging component and other material to be provided by Purchaser pursuant to the applicable Purchase Order as may be mutually agreed upon by the parties in writing, in order that API may perform the services in a timely manner. API shall maintain: (i) sufficient inventories of Packaging Materials in order to satisfy the Firm Orders volumes and (ii) an additional [***] of all such Packaging Materials.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(b) Forecasts. Purchaser will provide API with two (2) types of forecasts: (i) upon the Effective Date and by [***] of each year of the Term (excluding [***] of the Term, unless this Agreement is extended by the Parties pursuant to Section 12(a)), Purchaser will provide API with a written non-binding twelve (12) month forecast of the quantity of Packaged Product, which Purchaser expects to require from API for the following calendar year (the “Yearly Forecast”) and (ii) by the end of each Calendar Quarter provide a rolling forecast on a quarterly basis of its requirements for the Packaged Product for the following four Calendar Quarters (“Q1”, “Q2”, “Q3” and “Q4”) (the “Quarterly Update”).

(c) Firm Orders.

(i) The forecast for each Q1 of each Quarterly Update shall constitute a firm order (“Firm Order”) for Packaged Product and Purchaser shall be obligated to purchase, and API shall be obligated to supply, such quantities and types of Packaged Products pursuant to one or more Purchase Orders submitted to API during such Quarter. The Firm Order shall be binding on Purchaser, and API shall have the right to rely upon the Firm Order, with respect to API’s orders and purchases of Packaging Materials that are required to fill such Firm Order and that require an ordering lead time of less than [***]. Additionally, API shall have the right to rely upon the Quarterly Update, with respect to API’s orders and purchases of Packaging Materials that require an ordering lead time of more than [***] as more particularly described on Appendix 4 attached hereto and as may be amended from time to time (“Long Lead Time Components”); provided, however, that API may only rely on the Quarterly Update for its purchases of Long Lead Time Components to the extent necessary to meet the lead times required for such Long Lead Time Components. Any change to Appendix 4 after the date of this Agreement shall be mutually agreed upon by the parties and shall be signed by a representative of each party. Notwithstanding anything in this Agreement to the contrary, the Quarterly Update shall not be binding on Purchaser, and API may not rely upon the Quarterly Update, for orders or purchases of Packaging Materials other than Long Lead Time Components as described in this Section 6(c)(i) above.

(ii) It is understood and agreed that Purchaser shall not be obligated to purchase and API shall not be obligated to produce the forecasted quantities of Packaged Product for the final [***] of each Quarterly Update until such forecasted quantities become a Firm Order pursuant to Section 6(c)(i) above, and such forecast shall not be binding upon Purchaser in any respect, and Purchaser shall not be liable with respect to its good faith efforts to provide such non-binding forecasts except, in each case, for Purchaser’s obligations with respect to API’s orders and purchases of Long Time Lead Components described in Section 6(c)(i) above and Section 6(e)(ii) below. Notwithstanding the foregoing, the Firm Order for the then current Calendar Quarter may not be for an amount less than [***] of the immediately preceding quarterly forecast for such Calendar Quarter and API shall not be obligated to supply more than [***] of such forecasted amount, in each case unless otherwise agreed by the parties in writing, subject to Section 6(e) below.

(d) Purchase Orders.

(i) On or before the [***] of each [***], and simultaneously with the Quarterly Updates, Purchaser will submit purchase orders (each a “Purchase Order”), which Purchase Orders will specify the actual number of batches of Product to be Packaged, the approximate number of units

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

of Product in each batch, and the requested Delivery Dates for each batch. Purchaser will submit each Purchase Order to API at least [***] in advance of the earliest Delivery Date requested in the Purchase Order. API will use commercially reasonable efforts to meet such Delivery Dates, and will confirm such Delivery Dates within [***] of receipt of the Purchase Order. If API indicates within such [***] period that it is unable to meet any such Delivery Date, the parties will work together in good faith to set an amended Delivery Date or dates.

(ii) API shall have the right to rely on the Purchase Orders and Firm Orders, and only on Purchase Orders and Firm Orders (subject to Section 6(c)(i), for orders of Packaging Materials.

(iii) Notwithstanding subsection (a) above, upon Purchaser’s request in writing not less than thirty (30) days prior to the Delivery Date and provided that API is able to secure Long Lead Time Components and Packaging Materials for such additional amounts, API will use commercially reasonable efforts to supply Purchaser with the quantities of Product ordered in a Firm Order which exceed the quantities forecasted in the previous quarterly forecast for such Calendar Quarter by more than [***]. Subject to Section 6(c)(i), API shall: (x) use its commercially reasonable efforts to place pre-orders of Long Lead Time Components so that API can secure the raw materials for processing in anticipation of API’s order for the Long Lead Time Components and (y) keep Purchaser informed on a regular basis regarding any such pre-orders and shall discuss any pre-orders with Purchaser as appropriate.

(e) Modification Or Cancellation of Purchase Orders.

(i) At any time up to [***] prior to any relevant Delivery Date, Purchaser may cancel a Purchase Order or request a modification of the confirmed Delivery Date or quantity of Packaged Product (subject to the API’s confirmation as set forth in Section 6(d)(i)) in such Purchase Order by submitting a written change order (“Change Order”) to API. If a Change Order is submitted less than [***] prior to the relevant Delivery Date, such Change Order will be effective and binding against API only upon the written approval of API, which approval will not be unreasonably withheld. API will communicate its acceptance or rejection of such Change Order within [***] of its receipt thereof. Modifications or changes in the Specifications will occur as provided for in Section 9.

(ii) In the event that API: (x) relies on a Quarterly Update in accordance with Section 6(c)(i) above to order Packaging Materials that are Long Lead Time Components, or (y) relies on a Purchase Order or Firm Order to order any Packaging Materials that are necessary for the Packaged Product ordered in such Purchase Order or Firm Order, and Purchaser either fails to submit or cancels Purchase Orders necessary to fulfill the Quarterly Update described in (x) above, or cancels the Purchase Order described in (y) above or fails to submit Purchase Orders necessary to fulfill the Firm Order described in (y) above, API shall, in each of cases (x) and (y), as applicable, notify Purchaser of such ordered Packaging Materials and, at Purchaser’s election, API shall do one or more of the following with respect to such Packaging Materials:

(1) use commercially reasonable efforts to use such Packaging Materials to fulfill future Purchase Orders of the Product by Purchaser;

(2) use commercially reasonable efforts to cancel any orders of such Packaging Materials, in which case Purchaser shall pay any cancellation fees associated with the cancellation of such orders; or

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(3) use commercially reasonable efforts to use such Packaging Materials for another packaging customer or client of API, in which case Purchaser shall reimburse API for any documented out-of-pocket expenses related to such alternate use.

In the event that any such Packaging Materials are unable to be cancelled or re-used as described in this Section 6(e)(ii) above, Purchaser shall reimburse API for API’s out-of-pocket costs incurred for its purchase of such Packaging Materials.

(iii) Unplanned Delay. API will timely fill each Purchase Order on the applicable Delivery Date, subject to the terms and conditions of this Agreement. API will notify Purchaser within [***] of receipt of any Firm Order or Purchase Order if API determines that any Packaging Materials are unavailable to fill the Purchase Order on the applicable Delivery Date or the Packaging of the Product will be delayed for any other reason (including a Force Majeure Event), provided however that, without the written consent of Purchaser which will not be unreasonably withheld or delayed, such notice will not relieve API of any of its obligations to fill such Purchase Order in accordance with Section 6(d)(i).

(f) Terms of Agreement Govern. No modification or amendment to this Agreement shall be effected by or result from the receipt, acceptance, signing or acknowledgment of any party’s purchase orders, order acknowledgements, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement, and the terms of this Agreement shall supersede any provision in any purchase order or other document that is in addition to or inconsistent with the terms of this Agreement.

7. COMPLIANCE WITH AGENCY REGULATIONS

(a) Covenant. The parties agree to comply with all Applicable Laws in their performance under this Agreement, including but not limited to cGMP rules and regulations. API shall be solely responsible for all the necessary permissions and licenses for Packaging of the Product; provided, however, that Purchaser shall have sole responsibility for obtaining any permits or licenses from any Agency necessary or required for the labeling, sale, marketing or entering into commerce of any Product or Packaged Product. Purchaser is responsible for securing all necessary permits, licenses and approvals for the Product, Labeling, and Specifications, if any.

(b) Purchaser Representation. Purchaser represents, warrants and covenants that all Product and other materials supplied by Purchaser under this Agreement shall, at the time of delivery to API, comply with all Applicable Laws in effect on the day of such delivery. Without limiting the foregoing, Purchaser guarantees that no Product or materials supplied by Purchaser under this Agreement shall, at the time of delivery, be (i) adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act (the “Act”), or any similar law of any other jurisdiction, or (ii) an article which may not, under the provisions of the Act, or any similar law of any other jurisdiction, be introduced into interstate commerce at the time at which Purchaser plans to introduce it into interstate commerce.

(c) API Representation. API represents, warrants and covenants that, except to the extent due to a breach by Purchaser of its representation in Section 7(b) above, or a change in labeling or other rules related to the Product from the time of delivery to API by Purchaser, all Packaged Product supplied by API under this Agreement shall, at the time of delivery to Purchaser, comply with all Applicable Laws in effect on the day of such delivery. Without limiting the foregoing, API guarantees that, except to the extent due to a breach by

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Purchaser of its representation in Section 7(b) above, or a change in labeling or other rules related to the Product from the time of delivery to API by Purchaser, no Packaged Product supplied by API under this Agreement shall, at the time of delivery, be (i) adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act (the “Act”), or any similar law of any other jurisdiction, or (ii) an article which may not, under the provisions of the Act, or any similar law of any other jurisdiction, be introduced into interstate commerce.

8. FACILITY

(a) Packaging. API hereby agrees to perform the Packaging of the Product(s) at its Facility and shall not package or store the Product(s) at any other location without the prior written consent of Purchaser.

(b) Compliance with Applicable Laws and Specifications. API will comply with, and Package and handle Product and supply Packaged Product in accordance with, all Applicable Laws and Specifications relating to the Packaging and supply services to be provided by API under this Agreement, including but not limited to cGMP rules and regulations. API agrees to store Products and Packaged Products in accordance with Applicable Laws and Purchaser’s written instructions.

(c) Quality Control. Prior to each shipment of Packaged Product, API shall perform quality control testing procedures and inspections to verify that the Packaged Product to be shipped conforms fully to the applicable Specifications. Each shipment of Packaged Product shall be accompanied by a certificate of analysis in a form reasonably acceptable to Purchaser and describing all current requirements of the Specifications, results of tests performed certifying that the Packaged Product supplied have been Packaged, controlled and released at the Facility in accordance with the Specifications and Applicable Laws.

(d) Changes to the Specifications. Purchaser will send any request for a change in the Specifications to API in writing, and API will promptly respond to such request and make such requested changes, subject to the provisions of this Section 8(d). Purchaser will evaluate, in good faith, any change to the Specifications suggested by API. All modifications to Specifications shall be in writing and shall be signed by an authorized representative of Purchaser and API. If the modifications result in a change in API’s manufacturing costs, the Parties shall agree upon an appropriate adjustment to the price of the Product under this Agreement. If the modifications result in a delay in delivery, the Parties will negotiate a reasonable extension of the affected lead times. The parties will work together in good faith to timely implement any change to the Specifications and no change to the Specifications will be implemented unless and until the parties have agreed upon the following: (1) the implementation date of such change and (2) any increase or decrease in costs, expenses or fees associated with such change.

(e) Batch Records; Samples. API shall maintain batch records sufficient to trace the history of each batch, and representative samples from each batch of Packaged Product manufactured hereunder, for record keeping, stability testing, and other regulatory purposes, including as may be required by the Specifications or Applicable Laws, for as long as required by such Applicable Laws. Subject to the foregoing, API shall notify Purchaser before disposing of any of the foregoing, and Purchaser shall have the option of having such records and samples delivered to Purchaser or its designee.

(f) Records. API shall maintain laboratory notebooks and all technical, scientific, accounting and other records, including all data, in a reasonably comprehensive, detailed and organized manner and in the form required by Applicable Law. Such records shall be kept for a period of three (3) years after the termination or expiration of this Agreement or such longer period as Applicable Laws may require. Upon the request of Purchaser, API shall provide Purchaser reasonable access to and copies of such records and samples.

(g) Purchaser Technical Representative. During the Term of this Agreement, and upon ten (10) days prior written notice to API (which notice shall specify the reason therefor) Purchaser shall have the right to have, during normal business hours, one or more technical representatives present in the area of the Facility where the Packaging is being conducted and/or where Product or Packaged Product is handled to (i) review the Packaging process and inspect such portion of the Facility; (ii) review any relevant records (including those kept under Sections 8(e) and 8(f) above) in connection with such Packaging process and assess its compliance with Applicable Laws and the Specifications; and (iii) discuss any related issues with API management personnel. Purchaser’s technical representatives, when on-site, shall comply with API rules and regulations and shall endeavor in good faith not to interfere with API’s business; provided, however, that such representatives shall be given reasonable access to the Facility and records of API, as described in the foregoing sentence, in order to determine API’s compliance with Applicable Laws and this Agreement and to verify amounts owed hereunder. During the Term of this Agreement and for a period of ninety (90) days following the expiration or termination of this Agreement, API shall make available during regular business hours to Purchaser any records, reports and/or documents in connection with the Packaging services, subject the confidentiality provisions of this Agreement.

(h) Agency Inspection. API shall permit the FDA and other Agencies to conduct inspections of the Facility as they may request, including pre-approval inspections, and shall cooperate with such Agencies with respect to the inspections and any related matters, in each case which is related to the Products, Packaging of the Product, Packaged Products, or this Agreement. API hereby agrees to advise Purchaser promptly (within twenty-four (24) hours if possible) of any proposed or unannounced inspection by any Agency of the Product(s), Packaged Products or Packaging process or procedures and will, to the extent possible, permit a representative of Purchaser to be present at such inspections and assist in the preparation thereof, including actions taken by API to remedy conditions cited in the inspections, and shall provide a report of the results of the inspection issued by the inspectors to Purchaser and a copy of the API response to the inspection report, and all subsequent material correspondences referring to the aforementioned inspection(s) (including, but not limited to, FDA Form 483). API shall keep Purchaser informed about the results and conclusions of each such regulatory inspection, and if API fails such inspection or is required to take actions to be in compliance with the inspector’s requirements, API shall inform Purchaser, in writing, of the steps API is taking and/or response to the inspector if API disagrees with the inspector’s assessment. Similarly, API agrees to promptly notify and provide Purchaser copies of any request, directive or other communication of the FDA or other Agency relating to Products, Packaging, Packaged Products or this Agreement, and to cooperate with Purchaser in responding to such requests, directives and communications.

(i) Regulatory Information. If related to the Products, Packaging of the Product or Packaged Products, API shall promptly provide Purchaser as reasonably requested, for a fee equal to API’s documented out-of-pocket costs incurred to copy and provide such information, with one (1) copy of all available information in API’s control necessary or useful for Purchaser to apply for, obtain, and maintain regulatory approvals for the Product in any country, including without limitation information relating to the facilities, or the process, methodology, raw materials and intermediates used in the manufacture, processing, or packaging of the Product and all information required to be submitted in the chemistry, manufacturing and controls (CMC) section of an IND or a NDA or other regulatory filings, or required or requested to be provided to any Agency. In addition, API shall reasonably cooperate with Purchaser with respect to all reporting obligations relevant to the Product under Applicable Laws.

9. QUALITY OF PACKAGING AND WARRANTIES

(a) API Representations and Warranties. API represents and warrants that the Packaging and Packaged Products provided hereunder shall be consistent with and conform to the Specifications, Applicable Laws and this Agreement. API also represents and warrants that neither it nor any of its representatives or employees have been debarred pursuant to the Federal Food, Drug and Cosmetic Act (the “Act”), or subject to a similar sanction from another Agency, nor have debarment proceedings against API or any of its employees been commenced. API will promptly notify Purchaser in writing if any such proceedings have commenced or if API or any of its employees are debarred by the FDA or other Agencies. Further, API represents and warrants that any Packaging Materials supplied by API as part of its obligations hereunder or used to provide the Packaging services under this Agreement are in compliance with all Applicable Laws and the Specifications, and that title shall pass as provided in this Agreement, free and clear of any security interest, lien or other encumbrance attributable to the action or inaction of API.

(b) Testing of Packaged Products.

(i) Except as provided for in Section 8(c) above, Purchaser and/or its agent(s) are responsible for testing Packaged Products to assure that they are in conformity with the Specifications and the warranties given by API in Section 9(a) above. Purchaser and/or its agent(s), upon receipt of Package Products from API, shall have [***] to inspect such Packaged Products, and any Packaged Product that is not rejected within such [***] period shall be deemed to have been accepted by Purchaser, subject to Section 9(i) below.

(ii) In the event Purchaser and/or its agent(s) believes that the Packaged Products do not conform to the Specifications or the warranties in Section 9(a), Purchaser and/or its agent(s) shall send to API, within the [***] period described above, a written notice of rejection. If API agrees that the Packaged Products are defective or non-conforming, API shall, at Purchaser’s option: (x) provide Purchaser with a schedule for the replacement of the rejected Packaged Products (including the date by which API expects to replace such Packaged Products) within [***] after API’s receipt of Purchaser’s notice of rejection and shall use commercially reasonable efforts to replace such Packaged Products within [***] of such notice; or (y) issue a full refund for that particular batch to Purchaser.

(iii) If API does not agree with Purchaser’s and/or its agents’ determination that the Packaged Products fail to meet the Specifications and/or warranties in Section 9(a), then after reasonable efforts to resolve the disagreement (but in all cases, within [***] of Purchaser providing notice rejection), the dispute shall be submitted for determination by an independent laboratory/expert mutually selected by the parties and the decision of such independent laboratory/expert shall be final and binding on the parties with respect to whether the Packaged Products in question conforms to the Specifications therefor and the warranties given by API in Section 9(a) above. In the event that the independent laboratory/expert decides that the Packaged Products in question conform to the Specifications and the warranties given by API in Section 9(a) above, such Packaged Products shall be deemed accepted by Purchaser. In the event that the independent laboratory/expert decides that the Packaged Products in question do not conform to the Specifications and/or the warranties given by API in Section 9(a), API shall, at Purchaser’s option: (x) provide Purchaser with a schedule for the replacement of the rejected Packaged Products (including the date by which API expects to replace such Packaged Products) within fifteen (15) days after API’s receipt of notice regarding the independent laboratory/expert’s decision and shall use commercially reasonable efforts to

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

replace such Packaged Products within [***] of such notice; or (y) issue a full refund for that particular batch to Purchaser. The independent laboratory/expert’s fees and the prevailing party’s out-of-pocket costs incurred in connection with the independent laboratory/expert’s decision shall be borne by the party against whom the independent laboratory/expert’s decision is given. In the event all or part of a shipment of Packaged Product is rejected prior to Purchaser’s payment therefor, Purchaser may withhold such payment until receipt of replacement Packaged Product that conform with the Specifications therefor and to the warranties given by API in Section 9(a) (or determination by an independent laboratory/expert that such Packaged Product conforms with the Specifications and the warranties in Section 9(a)).

(c) Latent Defects. In the event either party becomes aware of any defect in any batch of Packaged Product that is not discoverable upon a reasonable inspection or incoming quality assurance testing as set forth in the Specifications, it shall promptly (and in no case later than [***] after learning of such defect) notify the other party in writing (identifying the batch(es) involved), and the rejection provisions of Section 9(b) above shall apply notwithstanding any expiration of the [***] period described therein. In the event Purchaser fails to provide such notice of defect within [***] after it becomes aware of any defect therein, Purchaser shall be deemed to have accepted such batch and the recovery portions of Section 9(b) shall not apply to such batch.

(d) Supply of Products for Defective Packaging; Lost or Destroyed Product.

(i) In the event API is required to replace defective Packaging pursuant to paragraph (b) or (c) of this Section 9, Purchaser shall supply API with sufficient quantities of the Products in order for API to replace such Packaging, and API shall reimburse Purchaser for the quantities of Product provided by Purchaser in connection therewith.

(ii) In the event that API loses or destroys any Product, API shall reimburse Purchaser for all such Product, excluding a certain percentage of each batch of Product provided by Purchaser hereunder (such percentage, the “Shortfall”). The Shortfall for all batches of Product to be converted to Packaged Product shall be mutually agreed upon in writing by the parties promptly following API’s supply of three (3) commercial batches of Packaged Product under this Agreement. The price at which Purchaser supplies Products to API and at which API reimburses Purchaser pursuant to this provision, as applicable, shall equal Purchaser’s cost for such Products. All necessary calculations and any reimbursement owed shall be determined once annually, and not on a lot by lot basis, based on the most recent [***] performance in aggregate, and shall be paid or credited in the next following billing period.

10. REPRESENTATIONS AND WARRANTIES

(a) Existence and Power. Each party hereby represents and warrants to the other party that such party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized and (ii) has the corporate power and authority to own and operate its property and assets, and to carry on its business as it is now being conducted.

(b) Authorization and Enforcement of Obligations. Each party hereby represents and warrants to the other party that such party (i) has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(c) No Conflict. Each party hereby represents and warrants to the other party that the execution and delivery of this Agreement and the performance of such party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations applicable such party and (ii) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party.

(d) Intellectual Property.

(i) Purchaser represents and warrants to API that: (i) the Purchaser Information does not, to the best of Purchaser’s knowledge, violate or infringe upon any trademark, tradename, copyright, patent or other intellectual property right or other rights held by any person or entity, which Purchaser does not have rights under sufficient to enable API to perform its obligations hereunder, as of the date that such Purchaser Information is provided by Purchaser to API, and (ii) the Labeling provided to API by Purchaser will comply with all applicable laws, rules and regulations if the corresponding physical labels and packaging inserts are affixed by API to Packaged Product in accordance with the Labeling, Specifications and Purchaser’s written instructions. Purchaser hereby grants to API, during the Term of this Agreement, a non-exclusive, non-transferable, royalty-free license under its intellectual property rights in the Product (“Purchaser’s IP Rights”) solely to the extent necessary for API to perform its obligations under this Agreement, and solely for such purpose. Other than as expressly provide for above, API shall have no other rights, title or interest in and to Purchaser’s IP Rights and such license shall automatically terminate upon expiration or termination of this Agreement or upon written notice by Purchaser. For purposes hereof, “Purchaser Information” shall mean the Product, Labeling and Specifications in the form provided by Purchaser to API hereunder and used by API in accordance with the Specifications (in the case of Product and Labeling) and Purchaser’s written instructions (collectively, “Purchaser Information”).

(ii) API represents and warrants to Purchaser that: (i) API has all necessary authority and right, title and interest, including through patents and licenses, to use all processes, techniques, know-how and other methods used to perform the Packaging services; and (ii) except to the extent solely due to the Purchaser Information, neither the Packaging services nor the Packaged Product, to the best of API’s knowledge, violate or infringe upon any trademark, tradename, copyright, patent or other rights held by any person or entity, as of the date such Packaging services and Packaged Product are provided by API to Purchaser hereunder.

(e) Disclaimer. OTHER THAN AS EXPRESSLY PROVIDED FOR IN SECTIONS 7(b), 7(c), 9(a) AND 10, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, BOTH PARTIES HEREBY DISCLAIM LIABILITY FOR ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO PACKAGING, PACKAGED PRODUCTS OR THE PRODUCTS. NOTWITHSTANDING THE FOREGOING, THE DURATION OF ANY IMPLIED WARRANTY WHICH MIGHT BE DEEMED TO EXIST BY OPERATION OF LAW SHALL BE LIMITED TO SIX (6) MONTHS FROM THE DATE OF DELIVERY OF PACKAGED PRODUCTS BY API.

11. CONFIDENTIALITY/OWNERSHIP

(a) Confidentiality Agreement. API and Purchaser agree to keep confidential any and all information, including but not limited to formulations, chemical structures, know-how and marketing plans and any other confidential information disclosed by one party or its designee to the other (collectively, “Proprietary Information”). Each party agrees not to disclose the Proprietary Information of the other to any person or entity, except to the employees of such party having a need to know the information in order to fulfill such party’s obligations hereunder. Each party shall use the Proprietary Information of the other solely for the purpose of carrying out the obligations contained in this Agreement. Notwithstanding the foregoing and anything herein to the contrary, Purchaser may disclose API Proprietary Information to the extent reasonably necessary for it to exercise its rights under this Agreement to develop and commercialize Packaged Product, including disclosing API Proprietary Information to Agencies, as required by law, and to those of its contractors and consultants (but in no event to any other pharmaceutical industry contract packager) that have a need to know such Proprietary Information, provided that such contractor or consultant has entered into a confidentiality agreement with Purchaser which contains restrictions on use and disclosure of API Proprietary Information at least as protective as those set forth in this provision. The obligations imposed by this Section 11 shall not apply to any Proprietary Information which:

(i) at the time of disclosure to the receiving party is in the public domain;

(ii) after disclosure becomes part of the public domain by publication or otherwise, through no fault of the receiving party;

(iii) at the time of disclosure is already in the receiving party’s possession, except through prior disclosure by the disclosing party to the receiving party, and such possession can be properly documented by the receiving party in its written records, and was not made available to the receiving party by anyone owing an obligation of confidentiality to the disclosing party with respect to such Proprietary Information; and

(iv) is rightfully made available to the receiving party from sources independent of the disclosing party and not under an obligation of confidentiality to the disclosing party with respect to such Proprietary Information.

Notwithstanding anything herein to the contrary, the receiving party shall be allowed to disclose the Proprietary Information of the disclosing party to the extent such Proprietary Information is legally required to be disclosed in the course of the litigation or other legal or administrative proceedings or otherwise as required by law; provided that, in all cases, such receiving party shall, to the extent permitted, give the other party prompt written notice of the pending disclosure and shall reasonably cooperate in such other party’s attempts, at such other party’s sole expense, to seek an order maintaining the confidentiality of such Proprietary Information.

(b) Term of Confidentiality Agreement. The obligations of confidentiality and nonuse set forth in this Section shall survive for a period of five (5) years beyond the termination or expiration of this Agreement.

(c) Confidential Terms. Each party shall treat the terms of this Agreement as the Proprietary Information of the other party. Notwithstanding anything to the contrary, however, each party may disclose the terms of this Agreement (i) to advisors, actual or potential investors, acquisition partners, sublicensees, and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or (ii) as required by securities or other applicable laws or regulations, such as SEC regulations.

(d) Ownership of Product/Packaged Product. All Packaged Product fully paid for by Purchaser in accordance with Section 4, shall be the sole property of Purchaser and all rights and title in and to the Packaged Product, excluding any patents, trademarks, know-how and any other intellectual property rights of API, shall vest in and to Purchaser at such time, and Purchaser shall own all containers that the Product is packaged in, including any verbiage or markings on such containers, regardless of whether such verbiage or markings are trademarks or trade-designs. If the Packaged Products provided to Purchaser by API hereunder include any patents, trademarks, know-how or any other intellectual property rights of API, API hereby grants to Purchaser an irrevocable, royalty free non-exclusive limited license (with the right to grant and authorize sublicenses solely to those in the distribution supply chain for the Packaged Products, including but not limited to third party partners of Purchaser) under such rights to sell and distribute, and have sold and distributed on its behalf, such Packaged Products.

12. TERM AND TERMINATION

(a) Term. This Agreement shall commence on the Effective Date and shall continue until the close of business on the fifth (5th) anniversary of the Effective Date (the “Term”). Thereafter, this Agreement shall be renewed automatically, upon the same terms and conditions contained herein, for periods of one (1) year unless written notice of termination has been given by either party at least one (1) year prior to the end of the Term or any extensions or renewals thereof. Termination of this Agreement shall not affect the status of any Purchase Orders outstanding as of the effective date of such termination.

(b) Termination for Bankruptcy or Breach. Either Party may terminate this Agreement as follows:

(i) Upon prior written notice to the other party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within [***]; or

(ii) upon written notice in the event that the other Party shall have materially breached this Agreement, and such breach is not cured within [***] after receiving written notice of such breach.

(c) Duties Upon Termination or Expiration.

(i) In the event of any termination or expiration of this Agreement, API shall, subject to the following sentence, promptly return to Purchaser at a location specified by Purchaser at Purchaser’s reasonable expense and in accordance with Purchaser’s instructions: (x) any remaining inventory of bulk Product, (y) all remaining inventories of the Packaged Product and (z) any other Product or material being stored for or that was supplied by Purchaser. Purchaser shall also be required to pay for, at the Unit Price and in accordance with the payment terms of Section 4, all Packaged Products ordered pursuant to Firm Orders placed prior to the effective date of such termination or expiration, subject to Section 9, and API shall perform Packaging for, and supply such Packaged Products to Purchaser, in accordance with the terms of this

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Agreement. In addition, in the event of any termination (but not expiration) of this Agreement, the rights, duties and obligations of the parties in Sections 6(c)(i), 6(d)(ii) and 6(e)(ii) shall apply with respect to Packaging Materials that have been purchased or ordered by API pursuant to this Agreement prior to the date of such termination and that are not being used to supply Packaged Product pursuant to the foregoing sentence, including Purchaser’s liability and API’s duties to mitigate therefor.

(ii) Upon any termination or expiration of this Agreement: (x) Proprietary Information exchanged between Purchaser and API, and all copies thereof, shall be promptly returned by the receiving party to the disclosing party; provided that each party may keep a copy of the other’s Proprietary Information for archival purposes; and (y) the license granted to API by Purchaser in Section 10(d)(i) shall terminate, and API shall cease using Purchaser’s IP Rights.

(d) Continuing Obligations. Termination or expiration of this Agreement shall not relieve a party from any liability that, at the time of such termination or expiration, has already accrued to the other party. The rights and obligations of each of the parties under the provisions of Sections 1, 4(b)-4(e), 5(c), 6(c)(i), 6(d)(ii) and 6(e)(ii), 7, 8(e)-8(i), 9(b)-9(d), 10, 11, 12(c), 12(d) and 13-22 of this Agreement shall continue notwithstanding the termination of this Agreement for any reason.

13. FORCE MAJEURE. If API or Purchaser are delayed in performing any of their respective obligations under this Agreement (except in respect of any obligation to pay money), in each case in whole or in part, by reason of Force Majeure, such delay shall be excused during the continuance of and to the extent of such Force Majeure; provided that if, as a consequence of any such Force Majeure, the total demands for API products or services cannot be supplied by API, API may, at its option, allocate its available supply among Purchaser and its other customers on a pro-rata basis, without liability for any failure to perform this Agreement. The party claiming Force Majeure shall promptly notify the other party of the termination of such event. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable, except that Purchaser may not suspend its obligation to make payment pursuant to Section 4 for Packaged Products previously delivered by API. Delivery shall be made and taken as soon as reasonably possible after the removal of such cause, and the time for performance of this Agreement shall be extended for a period equal to the duration of such cause, provided that if such delay exceeds six (6) months, either party may terminate this Agreement, subject to the duties set forth in Sections 12(c) and 12(d).

14. INDEMNIFICATION

(a) Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless API and its agents, employees, officers, directors, Affiliates and representatives (“API Parties”) from and against any and all costs, expenses, liabilities, claims, damages, demands, actions, losses and fees, including reasonable attorneys’ fees and costs (collectively, “Losses”) arising directly or indirectly from any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party (each, a “Claim”) resulting from: (i) Purchaser’s violation of any Applicable Laws or breach of any of its obligations under this Agreement, including but not limited to its representations and warranties; (ii) Purchaser’s negligent acts or omissions or willful misconduct; (iii) the labeling, manufacturing, sale, distribution, possession or use of any Product or Packaged Product (other than to the extent such Claim is due to API’s performance of the Packaging); and (iv) any actual or asserted infringement of Product or Packaged Products (other than to the extent such Claim is due to API’s performance of the Packaging) on any proprietary or intellectual property rights of any person, including infringement of any trademarks or service names, trade names, trade secrets, patents or copyright; except, in each case, to the extent due to API’s breach of any of its obligations under this Agreement, including but not limited to its representations and warranties, and API’s negligent acts or omissions or willful misconduct.

(b) Indemnification by API. API agrees to indemnify and hold Purchaser and its agents, employees, officers, directors, Affiliates and representatives (“Purchaser Parties”) harmless from and against any and all Losses arising directly or indirectly from any Claim resulting from: (i) API’s violation of any Applicable Laws or breach of any of its obligations under this Agreement, including but not limited to its representations and warranties; (ii) API’s negligent acts or omissions or willful misconduct; and (iii) infringement of the Packaging or Packaged Product on third party intellectual property rights (except to the extent such infringement is solely due to the Purchaser Information); except, in each case, to the extent due to Purchaser’s breach of any of its obligations under this Agreement, including but not limited to its representations and warranties, and Purchaser’s negligent acts or omissions or willful misconduct.

(c) Procedure for Indemnification. Upon receiving notice of any Claim for liability under this provision, a party seeking indemnification hereunder (the “Indemnitee”) shall promptly notify the indemnifying party (“Indemnitor”) in writing; provided, however, that failure to give notice shall not limit or otherwise reduce the indemnity provided for in this Agreement except to the extent that failure to give notice materially prejudices the rights of the Indemnitor. Upon receipt of such notice, the Indemnitor will assume sole control of and conduct the legal defense and settlement of the Indemnitee with respect to such Claim. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the Claim; provided, however, that the Indemnitee shall not take any actions that would materially affect the defense and settlement of such Claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld. Indemnitor will not settle any case without the prior written consent of the Indemnitee and such consent shall not be unreasonably withheld. The Indemnitee and its employees, at the Indemnitor’s request and expense, shall provide reasonably full information and reasonable assistance to Indemnitor and its legal representatives with respect to Claims for which indemnification is sought hereunder.

15. ADVERSE EVENTS

(a) Notice. Purchaser shall inform API promptly upon first becoming aware of any important information relating to the activity, side effects, toxicity and/or safety of the Products or Packaged Products that becomes known to Purchaser during the term of this Agreement and that is relevant to the performance of the services by API.

(b) Recall. In the event that a recall of any Product or Packaged Product is required by an Agency or authority of competent jurisdiction, or if a recall of a Packaged Product is deemed advisable by Purchaser in its sole discretion, such recall shall be implemented and administered in a manner which is appropriate and reasonable under the circumstances and in conformity with any requests or orders of the applicable Agency, as well as accepted trade practices. The costs and expenses in connection with a recall shall be paid by Purchaser, including without limitation the costs and expenses related to the dissemination of information set forth below, unless such recall is attributable to API’s breach of this Agreement or negligent act or omission, [***]. In the event that a Packaged Product is recalled or Purchaser is required to disseminate information relating to Packaged Product covered by this Agreement,

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Purchaser shall so notify API within a reasonable time so as to enable API to provide Purchaser with such assistance in connection with such recall as may reasonably be requested by Purchaser. API will comply with all such reasonable requests from Purchaser. Purchaser shall handle exclusively the organization and implementation of all recalls of Packaged Products.

(c) Insurance. Each party shall maintain a commercial general liability insurance policy covering product liability and personal injury damages with limits of [***] per occurrence and [***] in the aggregate. Each party agrees to designate the other as an “additional insured” under such policy. These policies shall remain in effect throughout the Term and thereafter with respect to Packaged Produced hereunder during the Term and shall not be canceled or subject to reduction or any other modification without [***] prior written notice to the other party. Each party shall also carry and maintain in force at all times relevant hereto all other insurance required by law or statute.

16. NOTICES. Notices or other communications required or permitted by this Agreement shall be given in writing, and shall be deemed to have been given when deposited in the United States mail, return receipt requested and postage prepaid, or on the day following delivery of such notice to a major overnight delivery service. All notices shall be addressed to the parties as follows:

To:	Anderson Packaging, Inc.
4545 Assembly Drive
Rockford, IL 61109
Attn: Shawn P. Rielley
Vice President, Sales and Marketing
Tel.: 815-484-8933
Email: srielley@andkpg.com

With a copy to:	AmerisourceBergen Drug Corporation
1300 Morris Drive
Chesterbrook, PA 19073
Attn.: General Counsel

To:	TransOral Pharmaceuticals, Inc.
1003 W. Cutting Blvd., Suite 110
Pt. Richmond, CA 94804
Attn: Dennie Dyer, VP. Operations
Tel.: 510-215-3500
Fax: 510-215-3535
Email: ddyer@transoral.com

17. CHOICE OF LAW. The laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware shall govern any dispute arising out of or under this Agreement, without regard to conflicts of laws provisions, and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

18. DISPUTES. If a dispute, controversy or disagreement arises between the parties in connection with this Agreement, then such dispute will be presented to the respective presidents or Senior Executives of API and Purchaser for consideration and resolution. If the parties are unable resolve the dispute within [***], then the parties may pursue any remedies in may have at law or in equity. Any litigation brought by a party under this Agreement shall be brought in the federal or state courts located in the State of New York and the parties hereby consent to the exclusive jurisdiction of such courts.

19. ASSIGNMENT. This Agreement is not assignable by either party except with the written consent of the other party; provided, however that either party may assign this Agreement to: (i) any of its Affiliates without the consent of the other party; or (ii) a successor by way of merger, consolidation or the acquisition of substantially all of its business and assets relating hereto; provided that, in each of cases (i) and (ii), such assignee assumes in writing the assignor’s obligations under this Agreement and agrees to be bound by the terms and conditions hereof.

20. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER SECTION 14 ABOVE OR IN THE CASE OF WILLFUL BREACH OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST REVENUES OR PROFITS, ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

21. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall create a joint venture or partnership between the parties. API shall be an independent contractor in performing its obligations. Neither party shall be liable for any of the debts or obligations of the other and neither party shall have any authority or right to act for or incur any liability of any kind, express or implied, in the name of or on behalf of the other party.

22. MISCELLANEOUS.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties except as specifically set forth herein. All Appendices to this Agreement are part of this Agreement to the same effect as if such terms had been included herein. No addition to or waiver or modification of any provision of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each party.

(b) Subcontractors. API shall not subcontract any of the Packaging services or any of its other obligations hereunder to another entity without Purchaser’s prior written approval. In any case, API shall remain completely responsible for all such services and obligations that are subcontracted. All subcontractors hereunder shall be bound by the terms and conditions herein, with respect to the subcontracted services and obligations, as if named together with API.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(c) Counterparts, Signature by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be one and the same Agreement. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

(d) Titles; Interpretation. The headings appearing at the beginning of the numbered Sections and at the beginning of paragraphs have been inserted for convenience only and do not constitute any part of this Agreement. As used herein, the word “day” or “year” means a calendar day or year unless otherwise specified.

(e) Modifications. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

(f) Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(g) Waiver. The failure on the part of any party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, Purchaser and API have executed this Agreement on the Effective Date.

ANDERSON PACKAGING, INC.		TRANSORAL PHARMACEUTICALS, INC.

By:	/s/ Shawn P. Reilley	By:	/s/ Glenn A. Oclassen
Name:	Shawn P. Reilley	Name:	Glenn A. Oclassen
Title:	Sr. VP Sales	Title:	CEO, President, Director

		By:	/s/ Thomas P. Soloway
		Name:	Thomas P. Soloway
		Title:	Senior Vice President and CFO

Appendix 1

Product List as of 9/1/06

Intermezzo (Zolpidem) 1.75mg

Intermezzo (Zolpidem) 3.5mg

Appendix 2

Product Specifications as of 9/1/06

[***]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

[***]

Typical Physical Properties

General

Construction	[***]	[***]
Color
Haze
Specific Gravity
Total Thickness
Thickness tolerance
Maximum roll width
Roll width tolerance
Yield

Mechanical

Tensile Strength	[***]	[***]

Thermal

Dimensional Stability	[***]	[***]
Thermoforming Range

Barrier

Moisture Vapor Transmission Rate	[***]	[***]

(38°C, 90% RH)

Oxygen Transmission Rate	[***]	[***]

(23[o]C, 100% RH)

Manufactured under Industry Accepted standards for cGMP. [***]

TEKNIFLEX® is a registered trademark of Tekni-Plex, Inc.                                                                                               25/06/2002

TEKNI-FILMS

Tekni-Films USA	Tekni-Films Europe	Tekni-Films South America
201 Industrial Parkway	Industrielean, 37	Timoteo Gordillo 5490
Somerville, NJ 08876	9320 Erembodegem	1439 Buenos Aires
USA	Belgium	Argentina
Tel: (908) 722-4800	Tel: +32 53 650711	Tel: +54 11 46054042
Fax: (908) 722-4967	Fax: +32 53 672074	Fax: +54 11 48059625

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Technical Data Sheet Blister Lidding – Push Through
Alcan Packaging Pharma Center 6850 Midland Industrial Drive Shelbyville, KY 40065
December 29, 2005	Product Code: [***]

DESCRIPTION

[***]	[***]

KEY PERFORMANCE CHARACTERISTICS
• Cold-formable • [***] • [***] • [***] • [***] • [***] • [***]

STRUCTURE (from the outside to the Inside)

Material	[***]

oPA
Adhesive
Aluminum “Primed” • Matte Side ñ
Adhesive
PVC
Total thickness
Descriptive Property
Total Basis Weight
Yield

PACKAGING DESIGN

[***]

Please notice: This data sheet is for basic product information and is not a product specification.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Technical Data Sheet Blister Lidding – Push Through
Alcan Packaging Pharma Center 6850 Midland Industrial Drive Shelbyville, KY 40065
January 19, 2006	Product Code: [***]

DESCRIPTION

[***]	[***]

KEY PERFORMANCE CHARACTERISTICS

• [***] • [***] • [***] • [***]

STRUCTURE (from the outside to the inside)

Material
[***]
Paper
Adhensive
Aluminum Foil - Soft - Matte Sideñ
Heat Seal Coating 4506

Descriptive Property
Total Basis Weight
Yield

REGULATORY INFORMATION

•	[***]

•	[***]

•	[***]

Please notice: This data sheet is for basic product information and is not a product specification.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Appendix 3

Product Unit Price as of 9/1/06

Trade Dosepak Production: API Quote 1838A

Sample Dosepak Production: API Quote 1838B

Anderson Packaging, Inc.	Quotation
An AmerisourceBergen Company	PLEASE REFER TO THIS
4545 Assembly Drive Rockford, Illinois 61109 815 / 484-8900	NUMBER WHEN CORRESPONDING

TransOral Pharmaceuticals	QUOTE NO. 1838 A
1003 W. Cutting Blvd.
Suite 110	DATE May 19, 2006
Pt. Richmond, CA 94804
TERMS NET • 10 DAYS

Attn: Dennie Dyer	EFFECTIVE
WITH SHIPMENTS FROM: 5/19/06 TO: 12/31/06

PRODUCT:	Intermezzo Trade Dosepak

PACKOUT:	[***]

QUANTITY/PRICE:

[***]

[***]

TRANSORAL TO SUPPLY:	Bulk MSDS Artwork

API TO SUPPLY:	Service Base – [***] Lidding – [***] Heat Seal Cards – [***] Dosepak Sleeves – [***] Physician Inserts – [***] Patient Inserts – [***] Locking Lugs Shippers Shipper Labels

	BY	/s/ Matt Dawes
CUSTOMER		MATT DAWES

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Anderson Packaging, Inc.	Quotation
An AmerisourceBergen® Company	PLEASE REFER TO THIS
4545 Assembly Drive Rockford, Illinois 61109 815 / 484-8900	NUMBER WHEN CORRESPONDING

TransOral Pharmaceuticals	QUOTE NO. 1838 A
1003 W. Cutting Blvd.
Suite 110	DATE May 19, 2006
Pt. Richmond, CA 94804
TERMS NET • 10 DAYS

Attn: Dennie Dyer	EFFECTIVE
WITH SHIPMENTS FROM: 5/19/06 TO: 12/31/06

ADDITIONAL CHARGES:	Set-Up:
Lot Charge:
	Tooling:	[***]
Process Validation:
Cleaning Validation:
Plates, Prep, and Die:

NOTES:	1. Quote assumes Anderson Packaging is provided [***].

2. Quote assumes F.O.B. Rockford, IL

3. Quote assumes [***]

4. Quote assumes [***]

	BY	/s/ Matt Dawes
CUSTOMER		MATT DAWES

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Anderson Packaging, Inc.	Quotation
An AmerisourceBergen® Company	PLEASE REFER TO THIS
4545 Assembly Drive Rockford, Illinois 61109 815 / 484-8900	NUMBER WHEN CORRESPONDING

TransOral Pharmaceuticals	QUOTE NO. 1838 B
1003 W. Cutting Blvd.
Suite 110	DATE May 19, 2006
Pt. Richmond, CA 94804
TERMS NET • 10 DAYS

Attn: Dennie Dyer	EFFECTIVE
WITH SHIPMENTS FROM: 5/19/06 TO: 12/31/06

PRODUCT:	Intermezzo Sample Dosepak

PACKOUT:	[***]

QUANTITY/PRICE:	[***]

[***]

TRANSORAL TO SUPPLY:	Bulk MSDS Artwork

API TO SUPPLY:	Service Base – [***] Lidding – [***] Heat Seal Cards Dosepak Sleeves Physician Inserts – [***] Patient Inserts – [***] Locking Lugs Shippers Shipper Labels

	BY	/s/ Matt Dawes
CUSTOMER		MATT DAWES

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Anderson Packaging, Inc.	Quotation
An AmerisourceBergen® Company	PLEASE REFER TO THIS
4545 Assembly Drive Rockford, Illinois 61109 815 / 484-8900	NUMBER WHEN CORRESPONDING

TransOral Pharmaceuticals	QUOTE NO. 1838 B
1003 W. Cutting Blvd.
Suite 110	DATE May 19, 2006
Pt. Richmond, CA 94804
TERMS NET • 10 DAYS

Attn: Dennie Dyer	EFFECTIVE
WITH SHIPMENTS FROM: 5/19/06 TO: 12/31/06

ADDITIONAL CHARGES:	Set-Up:
Lot Charge:
	Tooling:	[***]
Process Validation:
Cleaning Validation:
Plates, Prep, and Die:

NOTES:	1. Quote assumes Anderson Packaging is provided [***].

2. Quote assumes F.O.B. Rockford, IL

3. Quote assumes [***]

4. Quote assumes [***]

	BY	/s/ Matt Dawes
CUSTOMER		MATT DAWES

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Appendix 4

Long Lead Time Components as of 9/1/06

Base: [***]

Lidding: [***]

Heat Seal Cards:

Raw stock at the converters: [***]

Printed components at API: [***]

Dosepak Sleeves: [***]

Physician Inserts: [***]

Patient Inserts: [***]

Locking Lugs: [***]

Shippers: [***]

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.